Exhibit 10.1

TWENTIETH AMENDMENT
TO
SECOND AMENDED AND RESTATED
LIMITED PARTNERSHIP AGREEMENT
OF
CORPORATE OFFICE PROPERTIES, L.P.

This Twentieth Amendment (the Amendment) to the Second Amended and Restated Limited Partnership Agreement Of Corporate Office Properties, L.P., a Delaware limited partnership (the Partnership), is made and entered into as of June 29th, 2006, by the undersigned.

Recitals

A.            The Partnership is a limited partnership organized under the Delaware Revised Uniform Limited Partnership Act and governed by that certain Second Amended and Restated Limited Partnership Agreement dated as of December 7, 1999, as amended to the date hereof (as amended, the “Partnership Agreement”).

B.            The sole general partner of the Partnership is Corporate Office Properties Trust, a real estate investment trust formed under the laws of the State of Maryland (the “General Partner”).

C.            Pursuant to Section 11.1 (B) (iii), the General Partner desires to amend the Partnership Agreement to reflect the admission, substitution, termination and/or withdrawal of various limited partners in accordance with the terms of the Partnership Agreement.

NOW THEREFORE, the General Partner, intending to be legally bound, hereby amends the Partnership Agreement as follows, effective as of the date first set forth above.

1.                                       Exhibit 1, Schedule of Partners, as attached hereto and by this reference made a part hereof, is hereby substituted for and intended to replace any prior Exhibit 1 attached to a prior Amendment to the Partnership Agreement, and as attached hereto shall be a full and complete listing of all the general and limited partners of the Partnership as of the date of this Amendment, same being intended and hereby superceding all prior Exhibit 1 listings.

In Witness Whereof, the General Partner has executed this Amendment as of the day and year first above written.

Corporate Office Properties Trust, a
Maryland Real Estate Investment Trust

By:	/s/ Randall M. Griffin
Randall M. Griffin
President and Chief Executive Officer

SCHEDULE OF PARTNERS

General Partner	Common Units of Partnership Units	Series E Preferred Units	Series F Preferred Units	Series G Preferred Units	Series H Preferred Units	Series I Preferred Units
Corporate Office Properties Trust	40,301,869	1,150,000	1,425,000	2,200,000	2,000,000

Limited Partners and Preferred Limited Partners
Jay H. Shidler	452,878
Shidler Equities, L.P.	2,995,439
Clay W. Hamlin, III	562,767
LBCW Limited Partnership	2,831,107
Robert L. Denton	414,910
James K. Davis	51,589
John E. De B. Blockey, Trustee of the John E. de B. Blockey Living Trust dated 9/12/88	300,625
Frederick K. Ito Trust	20,340
June Y. I. Ito Trust	20,335
RP Investments, LLC	150,000
Denise J. Liszewski	23,333
Samuel Tang	4,389
Lawrence J. Taff	13,733
Kimberly F. Aquino	2,937
M.O.R. XXIX Associates Limited Partnership	148,381
M.O.R. 44 Gateway Associates Limited Partnership	1
John Parsinen	66,000
M.O.R. Commons Limited Partnership	7
John Edward De Burgh Blockey and Sanda Juanita Blockey	10,476
Lynn Hamlin	121,411
Housing Affiliates, Inc.	4,402
Reingle Corp.	730
Joseph Tawil	2,160
The Lovejoy Trust	59,528
The Century Trust	59,528
A. Charles Wilson & Betty S. Wilson Trust	5,908
Harold & Renee Holland	4,320
Irwin Hoffman	1,880
Rouse 1988 Trust	2,160
CB Management, L.L.C.	2,497
Patriot Partner, L.L.C.	80,000
National Prostate Cancer Coalition	200
John A. Luetkemeyer, Jr.	38,954
Eugene H. Schreiber and Richard E. Levine, Trustees U/A Sarah R. Schapiro dated 3/2/76 (Trust 113)	38,954
Eugene H. Schreiber and Richard E. Levine, Trustees U/A J. Mark Schapiro dated 3/27/02 f/b/o J.M. Schapiro (Trust 159)	10,114
Lawrence G. Rief	2,526
Thomas F. Mullan III	58,857
Erin L. Mullan	9,055
Norman W. Wilder	22,637

TRC Associates Limited Partnership						352,000

	48,896,937	1,150,000	1,425,000	2,200,000	2,000,000	352,000